UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2018, the Company announced that Angelo G. Scopelianos, Ph.D. will become the Company's Vice President of Research and Development, effective as of such date.

In connection with his employment and appointment as the Company's Vice President of Research and Development,  Dr. Scopelianos entered into an Executive Employment Agreement with AxoGen Corporation, a wholly owned subsidiary of the Company ("AC"), dated as of September 4, 2018 (the "Scopelianos Employment Agreement"). Under the Scopelianos Employment Agreement, Dr. Scopelianos' employment is at-will. In the event Dr. Scopelianos is terminated without "Substantial Cause" (as defined below) either prior to a "Change of Control" (as defined below") or within  180 days following a Change in Control, he is entitled to a severance payment consisting of: (A) twelve months of base salary; and (B) an amount equal to any bonuses paid to Dr. Scopelianos during the twelve-month period prior to termination of employment. Dr. Scopelianos is also entitled to such severance if he leaves AxoGen for “Good Reason" (as defined below) within 90 days following a Change of Control. Upon a Change in Control, any stock options held by Dr. Scopelianos shall automatically accelerate and become fully exercisable. If within twelve months following the Change of Control he is terminated without cause or leaves for Good Reason, and so long as the Company or AC are subject to federal COBRA and Dr. Scopelianos timely elects continuation coverage under COBRA, the Company or AC shall pay the premiums for twelve months or until Dr. Scopelianos obtains new employment with comparable health care coverage, whichever is shorter.

For purposes of the Scopelianos employment agreement, Change of Control means the occurrence of any of the following events: (i) any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding; (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company's Board of Directors cease, for any reason, to constitute at least a majority of the Company's Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a Change in Control; (iv) shares of AC's or the Company's common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of AC's or the Company's common stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger; (v) AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions) provided, however, that any such transaction  related to AC where the Company continues as the majority holder of AC common stock or the Company is the sole other party to the transaction will not constitute a Change in Control; or (vi) the holders of shares of AC's or the Company's common stock approve a plan or proposal for the liquidation or dissolution of AC or the Company.

For purposes of the Scopelianos Employment Agreement, Substantial Cause means: (A) the commission by Dr. Scopelianos of any act of fraud, theft, or embezzlement; (B) any material breach by Dr. Scopelianos of the Scopelianos Employment Agreement, provided that AC shall have first delivered to Dr. Scopelianos written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Dr. Scopelianos shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice; provided, however, that if such breach is not susceptible of cure or substantial mitigation within ten (10) days, Employee shall have a reasonable time thereafter to cure or substantially mitigate such breach; (C) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (D) material failure to adhere to AC's or the Company corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or (E) failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of the Scopelianos Employment Agreement Good Reason means Dr. Scopelianos' resignation from employment upon or within 90 days following a Change in Control if AC or the Company is not the surviving entity, provided that Substantial Cause for termination of Dr. Scopelianos' employment does not exist at the time of such resignation if the resignation is the result of the occurrence of any one or more of the following: (a) the assignment of any duties inconsistent in any respect with Dr. Scopelianos' position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a Change of Control or any other action by AC or the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AC or the Company; (b) a reduction by AC in Dr. Scopelianos 's base salary; or (c) the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Dr. Scopelianos was participating at the time of the Change of Control of AC or the Company or (B) provide Dr. Scopelianos with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of AC or the Company), if greater.

Dr. Scopelianos will receive a base salary of $355,000 (to be reviewed on an annual basis), be eligible to participate in AxoGen's current bonus program at a 45% target to base salary, be provided annual commuting allowance during his employment of $65,000 and receive benefits afforded to other executive officers. He was granted incentive stock options for 40,000 shares of the Company's Common Stock on September 4, 2018, such options having a ten-year term, at an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and pursuant to the terms of the Company’s form of incentive stock option agreement.  Such options will vest as to 50% of the shares after two years and 12.5% every six months thereafter until fully vested.  Finally, Dr. Scopelianos was provided performance stock units (“PSU”) for the grant of 5,500 shares of Company common stock pursuant to the Company’s current Form of PSU agreement.  Pursuant to the PSU, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review, and based upon revenue performance criteria in the PSU Agreement, a determination of the number of Shares that may be issued pursuant to the PSU Agreement will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the Dr. Scopelianos has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each PSU Agreement), all or a portion of the PSUs shall accelerate.

From September 2012 until joining the Company as Vice President of Research and Development, Dr. Scopelianos was an independent consultant specializing in Medical Devices.  He began consulting after his retirement from a 24-year tenure at Johnson & Johnson (“J&J”). Dr. Scopelianos began at J&J in 1988 as Section Manger of R&D and held the escalating positions of Manager of R&D, Director of R&D, Vice President of R&D and finally from October 2010 to September 2012 Senior Vice President of R&D. He joined Johnson & Johnson after research leadership positions at EI Dupont de Nemours in Wilmington, Delaware and Pennwalt Corporation.

Dr. Scopelianos received his doctorate degree in Organic Chemistry from the Pennsylvania State University, following completion of a Bachelor of Science degree from the State University of New York – Oneonta.  He holds over 35 U.S. patents and numerous international patents and his awards include the Outstanding Science Alumni Award by Penn State University; the Scientific Leadership Award in Biomaterials Science awarded by a consortium of NJ research universities:  Rutgers University, Princeton University & NJ Institute of Technology;  the Johnson & Johnson Philip B. Hofmann Award for technical achievements in scientific research; and Honorary Doctor of Science Degree bestowed by the State University of New York.

Dr. Scopelianos does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC. Dr. Scopelianos has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

**10.1	Executive Employment Agreement dated September 4, 2018, by and between AxoGen Corporation and Angelo Scopelianos.
99.1	Press Release, dated September 4, 2018.

** Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 7, 2018

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel